EXHIBIT F

AMENDMENT NO. 1 TO FISCAL AGENCY AGREEMENT

     AMENDMENT No. 1 (this “Amendment”), dated as of September 17, 2003, to the Fiscal Agency Agreement, dated as of December 15, 1998, between the Republic of Turkey (the “Republic”) and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Fiscal Agent (the “Fiscal Agency Agreement”).

W I T N E S S E T H:

     WHEREAS, the parties hereto have previously entered into the Fiscal Agency Agreement;

     WHEREAS, the Republic wishes to provide for the issuance of additional series of Securities under (and as defined in) the Fiscal Agency Agreement, which Securities may contain new provisions relating to events of default and certain other changes, all as more fully described herein;

     WHEREAS, Section 11(b) of the Fiscal Agency Agreement provides, among other things, that the Republic and the Fiscal Agent may, upon agreement between themselves, without the vote or consent of any holder of Securities of any series, amend, modify or supplement the Fiscal Agency Agreement or the Securities of a series (a) for the purpose of curing, correcting or supplementing any defective provision thereof or (b) in any manner which the Republic and the Fiscal Agent may determine and shall not be inconsistent with the Securities of such series and shall not adversely affect the interest of any holder of Securities of such series; and

     WHEREAS, the Republic has requested and the Fiscal Agent has agreed, consistent with such Section 11(b), to amend the Fiscal Agency Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.     Scope of Amendment. The provisions of this Amendment shall apply only to any Securities of any Series issued in the future under the Fiscal Agency Agreement that are in their terms stated to be “Collective Action Securities” under the Fiscal Agency Agreement, as amended by this Amendment and as further amended, modified or supplemented from time to time in accordance with the terms thereof, and shall not modify or otherwise affect the terms and conditions of any currently outstanding Securities under the Fiscal Agency Agreement or any other Securities that are not so stated to be “Collective Action Securities” under the Fiscal Agency Agreement, as amended by this Amendment and as further amended, modified or supplemented from time to time in accordance with the terms thereof.

     2.     Addition of Section 11(e) of the Fiscal Agency Agreement. A new Section 11(e) is added to the Fiscal Agency Agreement, to read in full as follows:

(e) Collective Action Securities. Notwithstanding Sections 11(b) and 11(c) hereof, the following provisions shall apply to Collective Action Securities (as defined below):

(i) Approval. (a) At any meeting of holders of Securities of a Series duly called and held as specified above, upon the affirmative vote, in person or (in the case of registered owners of Securities of such Series) by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% in aggregate principal amount of the Securities of such Series then Outstanding represented at such meeting (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), or (b) with the written consent of the owners of not less than 66 2/3% in aggregate principal amount of the Securities of a Series then Outstanding (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), the Republic and the Fiscal Agent may modify, amend or supplement the terms of the Securities of such Series or, insofar as respects the Securities of such Series, this Agreement, in any way, and the holders of Securities of such Series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of Securities of such Series; provided, however, that no such action may, without the consent or affirmative vote, in person or (in the case of registered owners of Securities of such Series) by proxy thereunto duly authorized in writing, of the holders of not less than 75% in aggregate principal amount of the Securities of such Series then Outstanding, (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on any Securities of such Series, (B) reduce the principal amount of any Securities of such Series, the portion of such principal amount which is payable upon acceleration of the maturity of such Securities, the interest rate thereon or the premium payable upon redemption thereof, (C) change the coin or currency in which or exclude the Borough of Manhattan, The City of New York, as a required place at which payment with respect to interest, premium or principal in respect of Securities of such Series is payable, (D) shorten the period during which the Republic is not permitted to redeem the Securities of such Series, if, prior to such action, the Republic is not permitted to do so, (E) reduce the proportion of the principal amount of Securities of such Series the vote or consent of the holders of which is necessary to modify, amend or supplement this Agreement or the terms and conditions of the Securities of such Series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, (F) change the obligation of the Republic to pay additional amounts under the

Securities of Such Series, (G) amend the definition of “Outstanding” as set forth in Section 11(d) hereof with respect to the Securities of such Series, (H) change the governing law provisions of the Securities of such Series, (I) change the Republic’s appointment of an agent for the service of process in the United States or the Republic’s agreement not to claim and to waive irrevocably immunity (sovereign or otherwise), each as set forth in Section 1 5 hereof and in the Securities of such Series, (J) except as contemplated in clause (C) of the immediately following sentence, change the ranking of the Securities of such Series as set forth in the terms of the Securities of such Series or (K) in connection with an offer to acquire all or any portion of the Securities of such Series where the consideration consists of either cash, new securities to be issued by the Republic or any of its Public Sector Instrumentalities (as defined below), or any combination of the foregoing, amend any Event of Default (as defined in the terms of the Securities of such Series).

The Republic and the Fiscal Agent may, without the vote or consent of any holder of Securities, amend this Agreement or the Securities of a Series for the purpose of (A) adding to the covenants of the Republic for the benefit of the holders of the Securities, (B) surrendering any right or power conferred upon the Republic, (C) securing the Securities of such Series pursuant to the requirements of the Securities or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision thereof or (E) amending this Agreement or the Securities of such Series in any manner which the Republic and the Fiscal Agent may determine and shall not be inconsistent with the Securities of such Series and shall not adversely affect the interest of any holder of such Securities.

It shall not be necessary for the vote or consent of the holders of Securities of a Series to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

(ii) Binding Nature of Amendments, Notices, Notations, etc. Any instrument given by or on behalf of any holder of a Security of a Series in connection with any consent to or vote for any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Security or any Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all holders of Securities of such Series, whether or not they have given such consent or cast such vote or were present at any meeting, and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Securities of such Series. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Securities of a Series or this Agreement (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any defective provision hereof or thereof) shall be given to each holder of Securities affected thereby and then Outstanding, in all cases as provided in Securities of such Series.

Securities of a Series authenticated and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may bear a notation in the form approved by the Fiscal Agent and the Republic as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action taken, made or given in accordance with this Section 11(e). New Securities of such Series modified to conform, in the opinion of the Fiscal Agent and the Republic, to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may be prepared by the Republic, authenticated by the Fiscal Agent (or any authenticating agent appointed pursuant to Section 3 hereof) and delivered in exchange for Outstanding Securities of such Series.

(iii) “Outstanding” Defined. For purposes of the provisions of this Agreement and the Securities of any Series, any Security of such Series authenticated and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be Outstanding, except:

(i)	Securities theretofore cancelled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation or held by the Fiscal Agent for reissuance but not reissued by the Fiscal Agent;

(ii)	Securities which have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any) and any interest thereon shall have been made available to the Fiscal Agent; or

(iii)	Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to this Agreement;

provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Securities of a Series are present at a meeting of holders of Securities of such Series for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, Securities of such Series owned, directly or indirectly, by The Republic or any Public Sector Instrumentality thereof shall be disregarded and deemed not to be Outstanding, except that in determining whether the Fiscal Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement, only Securities that the Fiscal Agent knows to be so owned shall be so disregarded. For purposes hereof, “Public Sector Instrumentality” means the Central Bank of the Republic of Turkey, any department, ministry or agency of the government of the Republic or any corporation, trust, financial institution or other entity owned or controlled by the Republic or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

(iv) “Collective Action Securities” Defined. For purposes hereof, “Collective Action Securities” shall mean any Securities of any Series issued under this Agreement that are in their terms stated to be “Collective Action Securities” under this Agreement.

     3.     Addition of Alternative Paragraph 7 of Exhibit A to the Fiscal Agency Agreement. A new Alternative Paragraph 7 of the form of Reverse of Registered Security is added to Exhibit A to the Fiscal Agency Agreement immediately after Paragraph 7 thereof, to read in full as follows:

[Alternative Paragraph 7 for Collective Action Securities] 7. In the event any of the following shall occur (each an “Event of Default”):

(a)	the Republic fails to pay, when due, principal of [(and premium, if any, on)] [or interest on] any of the Securities and such failure continues for a period of 30 days; or

(b)	the Republic defaults in performance or observance of or compliance with any of its other obligations set forth in the Securities, which default is not remedied within 60 days after written notice of such default shall have been given to the Republic by the holder of any Security at the corporate trust office of the Fiscal Agent in the City of New York; or

(c)	any other present or future External Indebtedness (as defined above) of the Republic for or in respect of moneys borrowed or raised, in an aggregate amount of not less than $40,000,000 (or its equivalent in other currencies or composite currency units), becomes due and payable prior to its stated maturity otherwise than at the option of the Republic or any such amount of External Indebtedness is not paid when due (in accordance with any extension granted in any modification, consent or waiver by the holders of such External Indebtedness) or, as the case may be, within any applicable grace period; or

(d)	the Republic ceases to be a member of the International Monetary Fund or of any successor (whether corporate or not) which performs the functions of, or functions similar to, the International Monetary Fund; or

(e)	the Republic announces its inability to pay its debts as they mature; or

(f)	it becomes unlawful for the Republic to perform or comply with any of its payment obligations under any of the Securities;

then the registered holder of this Security may, at such holder’s option so long as an Event of Default is continuing, declare [IF THE SECURITY IS NOT AN ORIGINAL ISSUE DISCOUNT SECURITY—the principal of the Securities of this series and interest accrued thereon] [IF THE SECURITY IS AN ORIGINAL ISSUE DISCOUNT SECURITY—an amount of principal of the Securities of this series determined as hereinafter provided] to be due and payable immediately by written notice to the Republic at the office of the Fiscal Agent by such holder, and unless prior to receipt of such written demand by the Fiscal Agent all such defaults shall have been cured, [IF THE SECURITY IS NOT AN ORIGINAL ISSUE DISCOUNT SECURITY— the principal of the Securities of this series and interest accrued thereon] [IF THE SECURITY IS AN ORIGINAL ISSUE DISCOUNT SECURITY—such amount] shall become and be immediately due and payable; provided, however, that any notice declaring the Securities of this series due and payable shall become effective only when the Fiscal Agent has received such notice from holders of not less than 25% in aggregate principal amount of the Securities of this series then Outstanding. [IF THE SECURITY IS AN ORIGINAL ISSUE DISCOUNT SECURITY—The amount referred to in the preceding sentence shall be equal to—INSERT FORMULA FOR DETERMINING THE AMOUNT.] If any Event of Default shall give rise to a declaration which shall be effective and all Events of Default shall cease to continue following such declaration, then such declaration may be rescinded and annulled by the affirmative vote or written consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities of this series then Outstanding in accordance with the procedures set forth in Paragraph [9] below.

     4.     Addition of Alternative Paragraph [9] of Exhibit A to the Fiscal Agency Agreement. A new Alternative Paragraph [9] of the form of Reverse of Registered Security is added to Exhibit A to the Fiscal Agency Agreement immediately after Paragraph [9] thereof, to read in full as follows:

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[Alternative Paragraph 9 for Collective Action Securities] 9. (i) At any meeting of holders of Securities of this series duly called and held as specified above, upon the affirmative vote, in person or (in the case of registered owners of Securities of this series) by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% in aggregate principal amount of the Securities of this series then Outstanding represented at such meeting (or of such other percentage as may be set forth in the text of the Securities of such series with respect to the action being taken), or (ii) with the written consent of the owners of not less than 66 2/3% in aggregate principal amount of the Securities of this series then outstanding (or of such other percentage as may be set forth herein with respect to the action being taken), the Republic and the Fiscal Agent may modify, amend or supplement the terms of the Securities of this series or, insofar as respects the Securities of this series, the Fiscal Agency Agreement, in any way, and the holders of Securities of this series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or by the Fiscal Agency Agreement to be made, given or taken by holders of Securities of this series; provided, however, that no such action may, without the consent or affirmative vote, in person or (in the case of registered owners of Securities of this series) by proxy thereunto duly authorized in writing, of the holders of not less than 75% in aggregate principal amount of the Securities of this series then Outstanding, (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on any Securities of this series, (B) reduce the principal amount of any Securities of this series, the portion of such principal amount which is payable upon acceleration of the maturity of such Securities, the interest rate thereon or the premium payable upon redemption thereof, (C) change the coin or currency in which or exclude the Borough of Manhattan, The City of New York, as a required place at which payment with respect to interest, premium or principal in respect of Securities of this series is payable, (D) shorten the period during which the Republic is not permitted to redeem the Securities of this series, or permit the Republic to redeem the Securities of this series if, prior to such action, the Republic is not permitted to do so, (E) reduce the proportion of the principal amount of Securities of this series the vote or consent of the holders of which is necessary to modify, amend or supplement this Agreement or the terms and conditions of the Securities of this series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, (F) change the obligation of the Republic to pay additional amounts, (G) amend the definition of “Outstanding” as set forth in Section 11(d) of the Fiscal Agency Agreement with respect to the Securities of this series, (H) change the governing law provisions of the Securities of this series as set forth in Paragraph 11 below, (I) change the Republic’s appointment of an agent for the service of process or the Republic’s agreement not to claim and to waive irrevocably immunity (sovereign or otherwise), each as set forth in Section 15 of the Fiscal Agency Agreement, (J) except as contemplated in clause (C) of the final sentence of this paragraph, change the ranking of the Securities of this series, as set forth in Paragraph 1 hereof or (K) in connection with an offer to acquire all or any portion of the Securities of this series where the consideration consists of either cash, new securities to be issued by the Republic or any of its political subdivisions or instrumentalities or any combination of the foregoing, amend any Event of Default hereunder. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all holders of Securities of such Series, whether or not they have given such consent or cast such vote or were present at any meeting, and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Securities of such Series. The Republic and the Fiscal Agent may, upon agreement between themselves, without the vote or consent of any holder of Securities, modify, amend or supplement the Fiscal Agency Agreement or the Securities of this series for the purpose of (A) adding to the covenants of the Republic for the benefit of the holders of the Securities of this series, (B) surrendering any right or power conferred upon the Republic, (C) securing the Securities of this series pursuant to the requirements hereof or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision thereof or hereof or (E) amending the Fiscal Agency Agreement or the Securities of this series in any manner which the Republic and the Fiscal Agent may determine and shall not be inconsistent with the Securities of this series and shall not adversely affect the interest of any holder of Securities.

     5.     Addition of Alternative Paragraph [10] of Exhibit A to the Fiscal Agency Agreement. A new Alternative Paragraph [10] of the form of Reverse of Registered Security is added to Exhibit A to the Fiscal Agency Agreement immediately after Paragraph [10] thereof, to read in full as follows:

            [Alternative Paragraph 10 for Collective Action Securities] [10.] No reference herein to the Fiscal Agency Agreement shall alter or impair the obligation of the Republic, which is absolute and unconditional, to pay the principal of [(and premium, if any, on)] [and interest on] this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     6.     Addition of Paragraph 13 to Exhibit A to the Fiscal Agency Agreement. A new Paragraph 13 of the form of Reverse of Registered Security is added to Exhibit A to the Fiscal Agency Agreement, to read in full as follows:

13. The Republic may, from time to time, without the consent of the holders of any Security of this series, create and issue additional Securities having terms and conditions the same as the Securities of this series, or the same except for the amount of the first payment of interest, which additional Securities may be consolidated and form a single series with the outstanding Securities of this series; provided that such additional Securities do not have, for purposes of U.S. federal income taxation (regardless of whether any holders of such Securities are subject to the U.S. federal tax laws), a greater amount of original issue discount than the

Securities of this series have as of the date of the issue of such additional Securities.

     7.     Savings Clause. In all other respects, the Fiscal Agency Agreement shall remain in full force and effect. All references in any other agreement or document to the Fiscal Agency Agreement shall, on and after the date hereof, be deemed to refer to the Fiscal Agency Agreement as amended hereby.

     8.     Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts shall together constitute but one and the same agreement.

     9.     Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT REGARD TO THOSE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, UNITED STATES OF AMERICA; PROVIDED, HOWEVER, THAT AUTHORIZATION AND EXECUTION OF THIS AGREEMENT BY THE REPUBLIC SHALL BE GOVERNED BY THE LAWS OF THE REPUBLIC.

     10.     Effectiveness. This Amendment shall become effective as of the date hereof upon execution by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

REPUBLIC OF TURKEY

By:

Name:
Title:

JPMORGAN CHASE BANK, as Fiscal Agent

By:

Name:
Title: